CERTIFICATE
STATE OF NEVADA
DEPARTMENT OF STATE
THE GREAT SEAL OF THE STATE OF NEVADA

I, WM. D. SWACKHAMER, Secretary of State of the State of Nevada, do hereby certify that P.R. Stocks, Inc. did on the twenty-sixth day of August, 1986, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the statements of facts required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this twenty-sixth day of August, A.D. 1986

William D. Swackhamer
Secretary of State

By Beverly J. Davenport
Deputy

FILED
In the office of the Secretary of State of the State of Nevada
August 26, 1986
Wm. D. Swackhamer


ARTICLES OF CORPORATION
OF
P.R. STOCKS, INC.

The undersigned, to form a Nevada corporation, CERTIFIES THAT:
I. NAME:  The name of the corporation is: P.R. STOCKS, INC.

II. PRINCIPAL OFFICE: The location of the principal office of this corporation within the State of Nevada is 612l Lakeside Drive, Suite 250, Reno, Nevada; this corporation may, maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may, conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

III. PURPOSE: The purpose for which this corporation is formed is: To engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY FIVE THOUSAND DOLLARS ($25,000.00) consisting of Twenty Five Million (25,000,000) shares of common stock with a par value of $.OO1 per share.

V. INCORPORATION: The name and post office address of the incorporator signing these Articles of Incorporation is as follows:
NAME            POST OFFICE ADDRESS

Cheryl Moore    6121 Lakeside Drive,
                Suite 250
                Reno, Nevada 89511

VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first board shall consist of three directors.
So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.
Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this corporation.
The name and post office address of the directors constituting the first Board of Directors are as follows:
NAME                  POST OFFICE ADDRESS

Elliott R. Pearson    350 S. Center St.,#404
                      Reno, NV 69501

Judy Houston          6555 Plumas, #171
                      Reno, NV  89509

Judith St. Venis      1435 Coupler Way, 64
                      Sparks, NV 89431

VII. STOCK NON-ASSESSABLE: The capital stock or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VIII.TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying that facts herein stated are true, and accordingly, has hereunto set her hand this 16 day of August, 1986.

Cheryl Moore

STATE OF NEVADA
COUNTY OF WASHOE

On this 26 th day of August, 1986, before me, a Notary Public, personally appeared Cheryl Moore who acknowledged she executed the above instrument.

Charlotte L. Haave
Notary Public

Notary Public State of Nevada
SEAL


STATE OF NEVADA
DEPARTMENT OF STATE

I hereby certify that this is a true and complete copy of the document as filed in this office.

Dated:  Aug 26, 1986
Wm. D. Swackhamer
Secretary of State

By  Beverly J. Davenport

FILED AT THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
FEB 26, 1992
CHERYL A. LAU
SECRETARY OF STATE
6025-86


AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
P.R. STOCKS, INC.


Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, P.R. Stocks, Inc. adopts the following amendments to its Articles of Incorporation:
1. The undersigned hereby certify that on July 2, 1991, a special meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:
BE IT RESOLVED: That the President of the corporation, Elliott R. Pearson, is hereby authorized and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation to call a special meeting of the stockholders to be held on Tuesday, July 2, 1991 at 12:00 noon, local time, at 50 West Liberty, Suite 980, Reno, Nevada 89501 for the following purposes:

(a) To change the name of tire corporation to NATIONAL HEALTH & SAFETY CORPORATION.

(b) To consider a vote upon a proposal to effect a reverse-split of the common stock of the Company on the basis of one (1) share for thirty
(36) shares.

(c) To consider a vote upon a proposal to amend the Company's Articles of Incorporation pertaining to the capitalization, which proposal provides for an increase in the number of shares of common stock from 25,000,000 shares, to 100,000,000 shares leaving a par value of One Mill ($0.001) per share.

2. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes, a majority of the stockholders holding 2,207,000 shares of the 3,432,150 shares outstanding of P.R. Stocks, Inc. gave their written consent that a Special meeting of the Shareholders be held on Tuesday, July 2, 1991, at 50 West Liberty, Suite 980, Reno, Nevada 89501, at 12:00 noon, local time, and with regard thereto, the undersigned certify as follows:
a. The proposal to amend Article I which is set forth below was adopted by 2,207,000 shares. There were no shares voting against the proposal and no shares abstaining from voting.
b. The proposal to effect a reverse-split of the common stock of the
Company on the basis of one (1)	share for thirty (30) shares was
adopted by 2,207,000 shares. There were no shares voting against the proposal and no shares abstained from voting.
C. The proposal to amend Article IV of the Articles of Incorporation, which is set forth below, was adopted by 2,207,000 shares. There were no shares voting against the proposal and no shares abstained from voting.
1.  NAME:  The name of the corporation is: NATIONAL HEALTH & SAFETY
CORPORATION
IV. AUTHORIZATION OF CAPITAL STOCK: The corporation shall have the authority to issue an aggregate of ONE HUNDRED MILLION (100,000,000) SHARES of capital stock, with each share having a par value of One Mill ($0.001) per share. All stock when issued will be fully paid and non-assessable. The holders of shares of the capital stock of the corporation shall not be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. Each share of capital stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting for the election of directors and all other matters brought before stockholders' meetings, whether they be annual or special, shall not be permitted.

IN WITNESS WHEREOF, the undersigned hereunto affix their signatures this 2 nd day of July, 1991.



P.R. STOCKS, INC.
By  Elliott R. Pearson
Elliot R. Pearson
President


By Madlyn Greene
Madlyn Greene
Secretary

STATE OF CALF.
COUNTY OF SANTE CLARA

On this 6 th day of Sept., 1991 before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Elliott R. Pearson, the duly elected President, P.R. Stocks, Inc. known to me to be the persons described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that they executed the same freely and voluntarily on behalf of and in their capacities as President of P.R. Stocks, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


Kathryn L. Praff
Notary Public in and for the State of California

My Commission Expires:
4-14-92

Official Seal
Kathryn L. Praff
Notary Public-California
Santa Clara County
My Commission Exp. Apr. 14, 1992

The following
ARTICLES OF MERGER
Change the Corporation's
Name From
NATIONAL HEALTH& SAFETY CORPORATION
TO
MEDGAIN INTERNATIONAL CORPORATION

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

NOV 12 1992
CHERYL A. LAU SECRETARY OF STATE

Refer to Page Two, Article II

ARTICLES OF MERGER


MEDGAIN INTERNATIONAL CORPORATION
(a Nevada corporation)
into

NATIONAL HEALTH & SAFETY CORPORATION
(a Nevada corporation)
(the surviving corporation)

The undersigned, for the purpose of effecting a merger of two Nevada corporations pursuant to the laws of the State of Nevada, do hereby declare and certify that the facts stated herein are true:
ARTICLE I
OUTLINE OF MERGER

1.01 National Health & Safety Corporation was formed as a Nevada corporation on August 26, 1986, by filing with the Secretary of State under the name of P.R. Stocks, Inc. The name was changed by amendment to National Health & Safety Corporation on February 26, 1992.

1.02 MedGain International Corporation was formed as a Nevada corporation on August 17, 1992, by filing with the Secretary of State.

1.03 Surviving Corporation. The surviving corporation in this merger is National Health & Safety Corporation.

1.04 Approval of Stockholders. That the approval of the Plan of Merger by the stockholders of the respective corporations is not required by the articles of incorporations or the by-laws of either corporation. Nevertheless, National Health & Safety Corporation held a duly noticed meeting on September 23, 1992, at the hour of 9:00 A.M., at which there were 155,811 shares represented by shareholders present or by proxy out of total of 214,412 issued and outstanding. The proposal to merge MedGain International Corporation into National Health & Safety Corporation and change the name of the latter to MedGain International Corporation was presented to the shareholders and was approved with 154,611 shares being voted in favor, 1,200 shares abstaining, and no shares being voted in opposition.

1.05 Approval of Directors. That the Plan of Merger has been duly adopted by the respective boards of directors of each of the two corporations.

1.06 Plan of Merger. The entire plan of merger, duly executed, is on file for examination or inspection at the registered office of the surviving corporation, or, in the alternative, a copy of said plan will be furnished upon request and without cost to stockholders.

ARTICLE II
NAME

Article I of the Articles of Incorportion of National Health & Safety Corporation, as amended, are further amended to change the name of the corporation to:
MedGain International Corporation

ARTICLE -III
EFFECTIVE DATE OF MERGER

The merger of the corporations as set out herein shall take effect upon filing of these Articles of Merger with the Secretary of State for the State of Nevada.
IN WITNESS WHEROF, we have hereunto set out hands this 16 th day of October, 1992.

NATIONAL HEALTH & SAFETY CORPORATION
(A NEVADA CORPORATION)
John T. Bauman, President

James Katzaroff, Secretary

STATE OF CALIFORNIA
COUNTY OF ORANGE

On this 16 th day of October, 1992, personally appeared before me a Notary Public, John T. Bauman, who acknowledged to met that he executed the foregoing document.

Sue Allard
NOTARY PUBLIC
STATE OF WASHINGTON
COUNTY OF BENTON

On this 22 nd day of October, 1992, personally appeared before me a Notary Public, James Kataroff, who acknowledged to met that he executed the foregoing document.

Kelly M. Cox
NOTARY PUBLIC

STATE OF NEVADA
DEPARTMENT OF STATE
I hereby certify that this is a true and complete copy of the document as filed in the office.

DATED:  Nov 02 1992

CHERYL A. LAU
SECRETARY OF STATE

BY Tammy Santiago

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUN 20 1994
Cheryl A. Lau Secretary of State
6025-86


AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
MEDGAIN INTERNATIONAL CORPORATION

We, the undersigned, being Directors and President and Secretary of the Corporation, pursuant to the provisions of the Nevada Revised Statutes, do hereby adopt the following Amendment to its Articles of
Incorporation:

Article 1. (NAME).  The name of the corporation is:
E-REX, INC.

The above Amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on March 9, 1994, by a majority vote of the outstanding shares of the Corporation.

Dated this 14 day of June 1994.

Elliott R. Pearson
Director and President

Rex Morden
Director and Secretary

STATE OF NEVADA

COUNTY OF CLARK

On this 14 day of June, 1994, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Rex Morden, the duly elected Secretary of E-REX, INC, known to me to be the person described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the Secretary of E-REX, INC. I have hereunto set my hand and affixed my official seal the day and year first above written.


Craig Fraley
Notary Pub1ic

My Commission Expires:

7/27/97
Notary Public - Nevada

Clark County

My appt exp.  July 27. 1997

STATE OF NEVADA
COUNTY OF CLARK

On this 14 day of June, 1994, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared Elliott R. Pearson, the duly elected President of E-REX, INC., known to me to he the person described in and who executed the foregoing Amendment to the Articles of Incorporation and who acknowledged to me that he executed the same freely and voluntarily on behalf of and in his capacity as the President of E-REX, INC. have hereunto set my hand and affixed my official seal the day and year first above written.
Notary Public
My Commission Expires:

CRAIG FRALEY
Notary Public - Nevada
Clark County
My Appt. exp.  July 27. 1997

BY-LAWS
OF
P.R. STOCKS, INC.

ARTICLE I
Name of Corporation
Section 1: This corporation shall be known as P.R. Stocks, Inc.

ARTICLE II
Offices
Section 1: The principal office of the corporation will be located at 6121 Lakeside Dr., Suite 250, Reno, Nevada 89511. The corporation may maintain such other offices as the Board of Directors may designate from time to time.

ARTICLE III
Stockholders
Section 1: The annual meeting of the stockholders shall be held in December of each year, at a date and time to be specified by the Board of Directors. Said meeting shall be for the purpose of electing directors for the ensuing year and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause- the election to be held at a special meeting of the stockholders as soon thereafter as possible.

Section 2: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by Statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3: The Board of Directors may designate any place within or without the State of Nevada as the site for any annual or special stockholders meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the site for any meeting hereinabove authorized. If no designation is made, the place of the meeting shall be at the principal office of the corporation in the State of Nevada.

Section 4: Written or printed notice stating the site, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction and over the signature of the President, or the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If, mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5: For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, not to exceed twenty (20) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than fifteen (15) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record dates fixed for the determination of stockholders entitled to notice of or to vote, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6: The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to the inspection of any stockholder during the meeting.

Section 7: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. if less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8: At all meetings of stockholders, a stockholder may vote by proxy which shall be executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall he valid after six (6) months from the date of its execution, unless otherwise provided in the proxy or coupled with an interest.

Section 9: Each outstanding share otherwise entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders. A majority vote of those shares present and voting at a duly organized meeting shall suffice to defeat or enact any proposal unless the Statutes of the State of Nevada require a greater-than-majority vote, in which event such greater-than-majority vote shall be required for the action to constitute the action of the corporation.

Section 10: Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without the transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled -to vote such shares until the shares are transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11: An action required to be taken at a meeting of the stockholders,or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, unless a greater-than-majority vote would be required at a duly organized meeting, in which event said greater-than-majority stockholder approval must be obtained. Such consent shall be filed with the minutes of the meeting.

Section 12: The following order of business shall be observed at all meetings of the stockholders, so far as practicable:

(a) Calling the roll;

(b) Reading, correcting and approving of minutes of previous meeting;

(c) Reports of Officers;

(d) Reports of Committees;

(e) Election of Directors;

(f) Unfinished business;

(g) New business; and

(h) Adjournment.

ARTICLE IV

Board of Directors

Section 1: The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2: As provided in the Articles of Incorporation, the Board of Directors shall consist of at least three (3) people, and may be increased by resolution of the Board of Directors. The directors shall hold office until the next annual meeting of stockholders and until their successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or stockholders of the corporation.

Section 3: Directors shall be elected at an annual or special stockholders' meeting by secret ballot of those stockholders present and entitled to vote, a plurality of the vote being cast being required to elect. Each stockholder shall be entitled to one (1) vote for each share of stock owned. If there is but one (1) nominee for any office, it shall be in order to move that the Secretary cast the elective ballot to elect the nominee.

Section 4: A regular meeting of the Board of Directors shall be held without notice, other than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the day, time and place for the holding of additional regular meetings without other notice than such resolution. The Secretary of the corporation shall serve as Secretary for the Board of Directors and shall issue notices for all meetings as required by the By-Laws; shall keep a record of the minutes of the proceedings of the meetings of directors; and shall perform such other duties as may be properly required of him by the Board of Directors.

Section 5: Special meetings of the Board of Directors may be called byor, at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors so called.

Section 6: Notice of any special meeting shall be given at least two
(2) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business to be transacted at such meeting. The purpose of any regular or special meeting of the Board of Directors need not be specified in the notice or waiver of such meeting.

Section 7: A majority of the number of directors established according to Section 2 of this Article IV shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

Section 8: The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Statutes of the State of. Nevada require a greater-than-majority vote, in which case, such greater-than-majority vote shall be required for the act to be that of the Board of Directors.

Section 9: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

Section 10: By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11: A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall express such dissent by written notice sent by registered mail to the Secretary of the corporation within one (1) day after the adjournment -of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12: Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a written consent thereto is signed by all the members of the Board. Such written consent shall be filed with the minutes of the meetings of the Board of Directors. Any meeting of the Board of Directors may be held by conference telephone call, with minutes thereof duly prepared and entered into the Minute Book.

ARTICLE V

Officers

Section 1: The officers of the corporation shall be a President, a Vice-President, a Secretary, a Treasurer, and a Resident Agent, each of whom shall be elected by the Board of Directors. other officers and assistant officers may be authorized and elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 2: The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until lie shall resign or shall be been removed in the manner hereinafter provided. Each officer shall serve for a term of one (1) year, or until his successor is elected and qualified.

Section 3: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its sole judgment, the best interests of the corporation would be - served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by majority vote of the Board of Directors for the unexpired portion of the term of such office.

Section 5: The President shall preside at all meetings of the directors and the stockholders and shall have general charge and control over the affairs of the corporation, subject to control by the Board of

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Directors.  The President shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform such other duties as are incident to his office or are required of him by the Board of Directors.

Section 6: The Vice-President shall exercise the functions of the President, in the President's absence, and shall have such powers and duties as may be assigned to him from time to time by the Board of Directors.

Section 7: The Secretary shall issue notices for all meetings, as required by the By-Laws; shall keep a record of the minutes of the proceedings of the meetings of stockholders and directors; shall have charge of the Seal and of the corporate books; and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors.

Section 8: The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Boad of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

Section 9: The Resident Agent shall be in charge of the corporation's registered office, upon whom process against the corporation may be served, and shall perform all duties required of him by statute.

Section 10: The salaries of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board of Directors.

ARTICLE VI
Agreements and Finances

Section 1: The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such duly authorized officer or officers, or agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLES VII

Certificate of Shares

Section 1: Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary.
All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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Section 2: Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the corporation, and only on full surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, unless otherwise notified by such person in writing.

ARTICLE VIII
Fiscal Year
Section 1: The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE IX
Seal

Section 1: The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X
Amendments

Section 1: These By-Laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2: The Board of Directors, by a majority vote of the entire Board of Directors, present at any meeting, may amend these By-Laws, including By-Laws adopted by the stockholders.

ARTICLE XI
Indemnification of Directors and Officers

Section 1: Every person who was or is a party to, or is threatened to be made a part to, or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless, to the fullest extent legally permissible under the laws of the State of Nevada, against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith, all pursuant to NRS 78.151. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

Section 2: This indemnification is intended to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of P.R. Stocks, Inc. and that the foregoing By-Laws, consisting of ten (10) pages, constitutes the Code of P.R. Stocks, Inc., as duly adopted by the Board of Directors of the Corporation, effective this 17th day of September, 1986.



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IN WITNESS WHEREOF, I have hereunto subscribed my name this 17th day of
September, 1986.
Judith St. Denis